UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number,
including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 14, 2005, SIRVA (Asia Pacific) Pty Limited (“SIRVA Asia Pacific”), an Australian limited company, and SIRVA Worldwide, Inc., a Delaware corporation (“SIRVA Worldwide”), as SIRVA Asia Pacific’s guarantor, each a wholly-owned subsidiary of SIRVA, Inc., a Delaware corporation (“SIRVA”), entered into a Share Sale Agreement (the “Share Sale Agreement”) with IM Australia Holdings Pty Ltd, an Australian limited company (“Buyer”), IM New Zealand Holdings ULC, a New Zealand company, (“New Zealand Buyer,” and together with Buyer, “Buyers”), and Iron Mountain Incorporated, a Delaware corporation (“Iron Mountain”), as Buyer’s guarantor.  In addition, on October 14, 2005, SIRVA (Australia) Pty Limited, (“SIRVA Australia,” and together with SIRVA Asia Pacific, “Sellers”) an Australian limited company and wholly-owned subsidiary of SIRVA, and SIRVA Worldwide, as SIRVA Australia’s guarantor, entered into a Share Sale Agreement (the “New Zealand Share Sale Agreement,” and together with the Share Sale Agreement, the “Agreements”) with New Zealand Buyer and Iron Mountain, as New Zealand Buyer’s guarantor.

Pursuant to the Agreements, Sellers will sell the Australian and New Zealand operations of Pickfords Records Management, a business operated by SIRVA through certain of its wholly-owned subsidiaries, to Buyers for a sale price of A$115 million (US$87 million), subject to certain closing adjustments (the “Sale”).  Specifically, the Sellers will sell to the Buyers (i) all of the issued and outstanding shares of the capital stock of SIRVA Australia; (ii) all of the issued and outstanding capital stock of SIRVA New Zealand Limited, a New Zealand limited company and wholly-owned subsidiary of SIRVA; and (iii) all of the issued and outstanding shares of the capital stock of certain related entities.

The completion of the Sale is subject to the Sellers obtaining the required consents of the lenders under SIRVA Worldwide’s credit agreement, dated as of December 1, 2003 (as amended through the date hereof, the “Credit Agreement”), the receipt of necessary regulatory authorizations and approvals, and other customary closing conditions.  The Buyers have the right to terminate the Agreements if the Sellers have not obtained the necessary consents of the lenders under the Credit Agreement on or before December 31, 2005. The Sellers and the Buyer have made customary representations and warranties in the Agreements.

The foregoing description of the Share Sale Agreement and the New Zealand Share Sale Agreement is qualified in its entirety by reference to the actual terms of the Share Sale Agreement and the New Zealand Share Sale Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein in their entirety.

Item 8.01                                             Other Events.

On October 17, 2005, SIRVA issued a press release with respect to the Sale.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits.

10.1

Share Sale Agreement, dated as of October 14, 2005, by and among SIRVA (Asia Pacific) Pty Limited, SIRVA Worldwide, Inc., IM Australia Holdings Pty Ltd, IM New Zealand Holdings ULC and Iron Mountain Incorporated.

10.2	Share Sale Agreement, dated as of October 14, 2005, by and among SIRVA (Australia) Pty Limited, SIRVA Worldwide, Inc., IM New Zealand Holdings ULC and Iron Mountain Incorporated.
99.1	Press Release dated October 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: October 20, 2005

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

10.1

Share Sale Agreement, dated as of October 14, 2005, by and among SIRVA (Asia Pacific) Pty Limited, SIRVA Worldwide, Inc., IM Australia Holdings Pty Ltd, IM New Zealand Holdings ULC and Iron Mountain Incorporated.

10.2	Share Sale Agreement, dated as of October 14, 2005, by and among SIRVA (Australia) Pty Limited, SIRVA Worldwide, Inc., IM New Zealand Holdings ULC and Iron Mountain Incorporated.
99.1	Press Release dated October 17, 2005.